EXHIBIT 10.19

[Spanish and English translation of the Nueva Esparta Exploration
Concession/License (Nueva Esparta), Resolution 271 dated May 25, 2004.]


MINISTERIO DE ECONOMIA
REPUBLICA DEL EL SALVADOR, C.A.

                         RESOLUCION NO. 271

MINISTERIO DE ECONOMIA: San Salvador, a las nueve horas con cinco minutos del dia veinticinco de mayo de dos mil cuatro.

Visto el Recurso de Apelacion interpuesto en la Direccion de Hidrocarburos y Minas, el diecinueve de diciembre de 2003, para ante el Ministro de Economia, por el Doctor Jose Antonio Alfaro Castro, Abogado, de este domicilio, actuando como apoderado de la Sociedad COMMERCE GROUP CORP. en contra de la Resolucion No. 178 emitida a catorce horas con diez minutos del uno de diciembre del mismo ano de la citada Direccion, que declara sin lugar solicitud de Licencia de Explotacion que adelante se dira y

LEIDOS LOS AUTOS Y CONSIDERANDO:

I.- Que mediante la Resolucion recurrida, la Direccion de Hidrocarburos y Minas de este Ministerio, declaro sin lugar la Licencia de Exploracion de Minerales especialmente oro y plata que en nombre de su mencionado poderdante solicito el Doctor Alfaro Castro, el 30 de octubre del 2002, en el area denominada NUEVA ESPARTA, de una extension superficial de 45 kilometros cuadrados, identificada en la hoja cartografica numero 2657-111 escala 1:50, ubicada en los municipios de Sociedad y Santa Rosa de Lima en los departamentos de Morazan y La Union respectivamente.

II.- Que admitidio el Recurso, fueron trasladadas la diligencias a esta Secretaria de Estado, previa notificacion a la Sociedad recurrente; y recibidas las mismas se le mando a oir por el termino de Ley, quien al evacuar la audiencia por medio del mencionado Apoderado, expreso que en base al articulo 45 inciso segundo de la Ley de mineria, solicitaba se abriera a pruebas; por lo que asi se hizo, y en el mismo, el recurrente presento un escrito en el que manifiesta que la Direccion de Hidrocarburos y Minas al emitir la Resolucion recurrida, la fundamento en los argumentos siguientes: a) poca investigacion geologica del programa de explotacion presentado: b) falta de capacidad tecnica suficiente para desarrollar el proyecto de parte de los profesionales propuestos por la sociedad solicitante; c) Que la Sociedad solicitante no llena los requisitos senalados en el inciso primero del articulo 9 de la Ley de Mineria; requisitos que se refiere a la capacidad tecnica y financiera para desarrollar proyectos mineros.

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III.-  Que en el referido periodo de Prueba, el recurrente presento un nuevo plan de trabajo elaborado por tecnicos conocedores de la materia en donde se refleja un programa con actividades que cumplen los requisitos para esta clase proyectos a desarrollar en los primeros cuatro anos por etapas, proyectando actividades como mapeo geologico, apertura de trincheras geoquimicas, analisis de laboratorio; y los costos de inversion en cada etapa. Presentando ademas los documentos que contienen los nombres de las empresas que participaran en el Proyecto, asi como los curriculos de las empresas que participaran en el mismo, y los curriculos de los tecnicos en la materia que reunen los requisitos requeridos, y el cuadro de inversion, costos y gastos de la Sociedad solicitanta, copia de correspondencia en donde se esboza la capacidad financiera, en la cual por ahora, el dinero invertido ha sido para el pago de gastos administrativos y en menos escala para inversion en exploracion, refiriendo que se aumentara como se refleja en el proyecto relacionado: con lo que comprueba darle cumplimiento a lo que establece el articulo 9 de la Ley de Mineria. Que con lo expuesto y la prueba documental que presenta superan las deficiencias expresadas por la Direccion de Hidrocarburos y Minas y se pide se reconsidero la Declaratoria sin lugar y se otorgue la Licencia de exploracion solicitada.

IV.- Al analizar la resolucion que se impugna, se advierte que en la misma se expresaron conclusiones en el sentido que: "a) poca investigacion geologica del programa de explotation presentado; b) falta de capacidad tecnica suficiente para desarrollar el proyecto de parte de los profesionales propuestos por la sociedad solicitante"; sin que se expongan en la misma, la argumentacion, los criterios o razones facticas que permitan en cualquier analisis, llegar a dichas conclusiones, de manera que el razonamiento sea completamente transparente en cuando a la valoracion de los documentos presentados con la solicitud.

V.- Consecuente con lo expuesto en maleria de Licencias de Exploracion ha de entendere: Que el texto y el espiritu con que se emitio la Ley de Mineria, tal como se dejo establecido en el considerando I y articulo 8 y 9 de la misma, fue la de otorgar Licencias de Exploracion y subsiguiente concesion para la Exploracion de Minerales, a aquellas empresas que realicen esa actividad mediante la aplicacion de sistemas modernos que permitan el aprovechamiento integral de los minerales, habiendo condicionado como requisito para adquirir derechos mineros, la idoneidad; determinando como idoneas quienes comprobaran tener capacidad tecnica y capacidad financiera para desarrollar proyectos mineros: que al revisar los documentos presentados por el apelante como prueba, son nuevo plan de trabajo de proyecto de exploracion Nueva Esparta, programa de exploracion del proyecto minero, el programa a desarrollar en los cuatro anos en cuatro etapas, una por ano; carta y resumen de Estados Financieros, informe de Contador Publico de la inversion, costos y gastos efectuados desde el 01 de enero de 1999 al 30 de junio de 2003, Balance y Estados Financieros certificados por

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       Auditor Publico, documentacion que tiene valor probatorio.
       Respecto a la capacidad tecnica presenta los nombres de empresas con cartas compromiso de que trabajaran en la explotacion curriculun vitae de los tecnicos que participaran en el proyecto. De lo antes expuesto se concluye que la empresa solicitante si tiene un proyecto de exploracion geologica para un area con antecedentes mineros, y cuenta con personal tecnico con capacidad para desarrollar el proyecto, por lo que este Ministerio considera que la Sociedad solicitante comple contas exigencias que al efecto establece a Ley en el articulo 9, como es el tener capacidad tecnica y financiera para desarrollar el proyecto minero y resuelve ha lugar al recurso interpuesto.

Por tanto,
En uso de mis facultades legales, y con base a lo establecido en el Art. 45 de la Ley de Mineria y las consideraciones expuestas.

RESUELVO:

1. Ha lugar el recurso de Apelacion interpuesto el 19 de diciembre de dos mil tres, por el Doctor Alfaro Castro en calidad de Apoderado de la Sociedad COMMERCE GROUP CORP. y Dejase sin efecto la resolucion 178 emitida por la Direccion de Hidrocarburos y Minas de este Ministerio, a las catorce hora del dia uno de diciembre de dos mil tres.

2. Vuelvan las presentos diligencias a su lugar de origen a fin que se otorgue la Licencia solicitada.

3. La Direccion de Minas e Hidrocarburos procedera a realizar el moniloreo correspondiente, a fin de asegurar el cumplimiento de las obligaciones por parte del beneficiario so pena de aplicar las sanciones que legalmente sean procedentes.

                                         /s/ Miguel E. Lacayo
                                  (SEAL) MIGUEL E. LACAYO
                                         MINISTRO




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MINISTRY OF ECONOMY
Republic of El Salvador

                            RESOLUTION No. 271

Ministry of Economy:  San Salvador, at 9:05 AM of the day May 25, 2004.

In view of the Recourse of Appeal introduced into the Directorate of Hydrocarbons and Mines, on December 19, 2003, before the Minister of Economy, by Sr. Jose Antonio Alfaro Castro, Lawyer, of this domicile, acting in his capacity of General Power of Attorney for the Company "COMMERCE GROUP CORP" of this domicile, against Resolution No. 178 issued at 14:10 on December 1, of the same year by the cited Directorate, that declares without standing the request for Exploration License that later on will say, and,

HAVING READ THE ARGUMENTS AND CONSIDERING:

I.- That through the referenced Resolution the Directorate of Hydrocarbons and Mines of this Ministry declared without standing the Minerals Exploration License especially for gold an silver that Dr. Jose Antonio Alfaro Castro requested in the name of his mentioned grantor of Power on October 30, 2002 for the area called NUEVA ESPARTA for a surface extension of 45 square kilometers identified in cartographic sheet number 2657-III, scale 1 : 50,000 located in the municipality of Santa Rosa de Lima, in the Departments of Morazan and La Union respectively.

II.- That having admitted the Recourse, the files were transferred to the Secretary of State with prior notification to the referenced Company and receiving it, was sent to be heard for the term of the Law, on completing the hearing through the mentioned Power holder, expressed that based on Article 45 second line item in the Mining Law, he requested an opening of proofs, which was done and as well the applicant presented a document in which he stated that the Directorate of Hydrocarbons and Mines on issuing the referenced Resolution founded it on the following arguments: a) little geological investigation of the exploitation program presented
      (SIC); b) lack of sufficient technical capacity to develop the project on the part of the professionals proposed by the applying Company; c) That the applying Company did not fulfill the requirements in the first line item of Article 9 of the Mining Law; requirements that refer to the technical and financial capacity to develop mining projects.

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III.- That in the referred to period of Proof, the applicant presented a new work plan prepared by known technicians in the material, in which a program of activities is reflected that complies with the requirements for this kind of project to be developed in the first four years by stages, projecting activities like geological mapping, opening of trenches, geochemistry, laboratory analysis; and the costs of investment in each stage. Presenting besides, the documents that contain the names of the companies that will participate in the Project; as well as the CV's of the companies that will participate in it, and the CV's of the technicians in the material that have the required qualifications, and the chart of investment, costs and expenses of the applying company, copy of the correspondence in which is sketched the financial capacity, in which for now the invested money has been for the payment of administrative expenses and in a lesser scale for investment in exploration, referring that it will be increased as reflected in the related project; with that it proves compliance with what is established in article 9 of the Mining Law. That with what is explained and with the documental proof that is presented, it overcomes the deficiencies expressed by the Directorate for Hydrocarbons and Mines, who asks that the Declaration Without Standing be reconsidered and grant the Exploration License requested.

IV.- Upon analyzing the resolution that is impugned, it is warned that in it conclusions were expressed in the sense that: " a) little geological investigation of the exploitation (sic) program presented"; b) "lack of technical capacity sufficient to develop the project on the part of the professionals proposed by the requesting company", without the argumentation, the criteria or the factual reasons being laid out in it that allows any analysis to arrive to said conclusions, therefore the reasoning is completely transparent in regard to valuing the documents presented with the application.

V.- Consequent with what is expressed, in matters of Exploration Licenses it is necessary to understand: That the text and spirit with which the Mining Law was issued, just as it was established in the Considering and in its articles 8 and 9, was that of granting Exploration Licenses and subsequently a concession for the exploration of minerals, to those companies that carry out this activity through the application of modern systems that allow fully to take advantage of the minerals, having conditioned as a requirement to acquire mining rights, the ideal; determining as ideal those who proved to have the technical and financial capacity to develop mining projects; that on reviewing the documents presented by the appellant as proof are: the new work plan for the Nueva Esparta Exploration project; program of exploration for the mining project, the program to be developed in four years and in four stages, one per year; letter and summary of Financial Statements, report of the Public Accountant of the investment, costs and expenses made since January 1, 1999 to June 30, 2003, certified Balance Sheets and Financial Statements by

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      the Public Auditor, documentation that has value as proof.  With respect to the technical capacity, the names of companies are presented with letters of commitment that they will work in the exploitation; and curriculum vitae of the technicians that will participate in the project. From the latter it is concluded that the applying company indeed has a geological exploration project for an area with mining background and counts with technical personnel with technical capacity to develop the project, for which reason this Ministry considers that the applying company complies with the requirements that for that purpose the Law establishes in article 9, such as having technical and financial capacity to develop the mining project and resolves the recourse (of appeal) presented has standing.

Therefore,

In use of my legal faculties and based on what is established in Article 45 of the Mining Law and the considerations expressed;

RESOLVE:

1. The Recourse of Appeal presented December 19, 2003 by Dr. Jose Antonio Alfaro Castro in his capacity as Power of Attorney for the Company COMMERCE GROUP CORP has standing; and leaves without effect Resolution 178 issued by the Directorate of Hydrocarbons and Mines of this Ministry at 14:00 hours of the day December 1, 2003.

2. Returns the present archives to their place of origin to the end of granting the License requested.

3. The Directorate of Mines and Hydrocarbons will proceed to carry out the corresponding monitoring to the end of assuring the fulfillment of the obligations on the part of the beneficiary under the pain of applying the sanctions that are legally applicable.

                              MIGUEL E. LACAYO
                                  MINISTER

                         [Seal of the Ministry of Economy]